Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

tw telecom holdings inc.

(Exact name of obligor as specified in its charter)

Delaware	84-1500624
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Park Ridge One
10475 Park Meadows Drive
Littleton, Colorado	80124
(Address of principal executive offices)	(Zip code)

6.375% Senior Notes due 2023

and Guarantees of 6.375% Senior Notes due 2023

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
tw telecom inc.	Delaware	84-1500624	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom holdings II llc	Delaware	84-1556315	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom management co. llc	Delaware	72-1473654	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom l.p.	Delaware	01-0548323	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom data services llc	Delaware	72-1552110	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of alabama llc	Delaware	26-0685420	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of arizona llc	Delaware	84-1560848	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of arkansas llc	Delaware	26-0688489	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of california l.p.	Delaware	06-1363377	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of colorado llc	Delaware	84-1544704	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of d.c. llc	Delaware	26-0688560	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of florida l.p.	Delaware	06-1363374	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of georgia l.p.	Delaware	06-1374294	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of hawaii l.p.	Delaware	06-1392225	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of idaho llc	Delaware	84-1560869	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of illinois llc	Delaware	91-2029436	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of indiana l.p.	Delaware	06-1457291	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of iowa llc	Delaware	45-3483477	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of kansas city llc	Delaware	26-0689334	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of kentucky llc	Delaware	26-0689852	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of louisiana llc	Delaware	26-0683410	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of maryland llc	Delaware	26-0688651	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of minnesota llc	Delaware	84-1544705	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of mississippi llc	Delaware	26-0690527	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of nevada llc	Delaware	84-1560861	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of new jersey l.p.	Delaware	06-1388255	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of new mexico llc	Delaware	84-1560860	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of new york l.p.	Delaware	06-1374289	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of north carolina l.p.	Delaware	06-1387494	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of ohio llc	Delaware	06-1374299	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of oklahoma llc	Delaware	26-0689431	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of oregon llc	Delaware	84-1560859	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of south carolina llc	Delaware	84-1544706	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of tennessee llc	Delaware	06-1363373	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of texas llc	Delaware	38-3760262	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of utah llc	Delaware	84-1560856	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of virginia llc	Virginia	76-0771037	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of washington llc	Delaware	84-1560870	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

tw telecom of wisconsin l.p.	Delaware	06-1402565	Park Ridge One 10475 Park Meadows Drive Littleton, Colorado 80124

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services, LLC, file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3 dated January 23, 2013 of The NASDAQ OMX Group, Inc., file number 333-186155.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc., file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois on the 20th day of November 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke
Vice President

EXHIBIT 6

November 20, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke Vice President

Exhibit 7

Consolidated Report of Condition of`

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,734
Interest-bearing balances		155,426
Securities:
Held-to-maturity securities		0
Available-for-sale securities		223,064
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		51
Securities purchased under agreements to resell		22,081
Loans and lease financing receivables:
Loans and leases held for sale		15,389
Loans and leases, net of unearned income	765,029
LESS: Allowance for loan and lease losses	12,970
Loans and leases, net of unearned income and allowance		752,059
Trading Assets		31,965
Premises and fixed assets (including capitalized leases)		7,597
Other real estate owned		3,689
Investments in unconsolidated subsidiaries and associated companies		627
Direct and indirect investments in real estate ventures		8
Intangible assets
Goodwill		21,549
Other intangible assets		21,750
Other assets		54,021

Total assets		$1,328,010

LIABILITIES
Deposits:
In domestic offices		$960,746
Noninterest-bearing	259,500
Interest-bearing	701,246
In foreign offices, Edge and Agreement subsidiaries, and IBFs		86,980
Noninterest-bearing	473
Interest-bearing	86,507
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,491
Securities sold under agreements to repurchase		13,961

Dollar Amounts In Millions
Trading liabilities	16,250
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	55,893
Subordinated notes and debentures	19,925
Other liabilities	24,771

Total liabilities	$1,189,017
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	102,971
Retained earnings	31,335
Accumulated other comprehensive income	3,147
Other equity capital components	0

Total bank equity capital	137,972
Noncontrolling (minority) interests in consolidated subsidiaries	1,021

Total equity capital	138,993

Total liabilities, and equity capital	$1,328,010

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

    EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin